UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Filed Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported): February 8, 2010

Repros Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15281	76-0233274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2408 Timberloch Place, Suite B-7 The Woodlands, Texas 77380 (Address of principal executive offices and zip code)

(281) 719-3400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

Repros Therapeutics Inc. (the “Company”) is furnishing herewith as Exhibit 99.1 a copy of a slide show presentation that it intends to present on Monday, February 8, 2010 at 2:30 p.m. Eastern Standard Time at the 12th Annual Bio/CEO and Investor Conference.  These slides contain statements that are “forward-looking statements” subject to the cautionary statement about forward-looking statements set forth in the press release attached hereto as Exhibit 99.2.

The information under this item 7.01 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  In addition, the information under this item 7.01 of in this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

Item 8.01  Other Events.

On February 8, 2010, the Company issued a press release titled “Repros Submits Response to FDA Regarding Androxal® Indication for Treatment of Hypogonadal Men Wishing to Preserve Fertility.”  A copy of such press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit
Number	Description
99.1	Repros Therapeutics slide show
99.2	Press Release dated February 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repros Therapeutics Inc.

Date: February 8, 2010	By:	/s/ Katherine A. Anderson
Katherine A. Anderson
Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Repros Therapeutics slide show
99.2	Press Release dated February 8, 2010